Exhibit 10.5

              ELECTRONIC TRANSACTION PROCESSING SERVICES AGREEMENT

THIS ELECTRONIC TRANSACTION PROCESSING SERVICES AGREEMENT (the "AGREEMENT") is entered into this 15 day of November, 2007 by and between i2c, Inc. ("I2C") a Delaware corporation having its principal place of business at 900 Island Drive Suite 150 Redwood Shores, CA 94065 and MERCHANT PROCESSING INTERNATIONAL, INC. a CALIFORINA Corporation ("CLIENT"), having its principal place of business at 18500 VON KARMAN SUITE 530 IRVINE, CA 92612. i2c and CLIENT may sometimes be referred to individually as a "PARTY" or collectively as the "PARTIES".

WHEREAS i2c provides managed Electronic Transaction Processing Services to its clients and desires to provide these services to CLIENT;

WHEREAS CLIENT provides various financial services and products to third party retailers and may, from time to time, sell these financial services and products to the general public at retail and for its own account (collectively, "CUSTOMERS"); and,

WHEREAS CLIENT desires to purchase Electronic Transaction Processing Services from i2c.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

Unless otherwise defined, capitalized words and phrases used in this Agreement shall have the following meaning:

1.1 "Affiliate" means an individual, association, partnership, corporation or joint-stock company, trust or other business entity (collectively referred to as a "Person") that is an affiliate of any other Person that (i) directly or indirectly owns more than twenty percent (20%) of the voting power of all classes of voting stock of any such Person that is a corporation or (ii) owns more than twenty percent (20%) of the beneficial interests in income and capital of an entity other than a corporation.

1.2 "Agent" means any legal entity or person who is contracted with and or employed by CLIENT and who may be selling or otherwise participating in the provision of the Products (as defined in Section 1.10 below).

1.3 "Agreement" means this Agreement and all Exhibits, Schedules and Attachments attached thereto as amended, modified and supplemented from time to time.

1.4 "Availability" shall mean the percentage of time during a Monthly Period, CLIENT's transactions are processed. Availability shall be calculated as the Monthly Availability Time minus Monthly Outage Time divided by Monthly Availability Time.

1.5 "Bylaws and Operating Rules" mean the bylaws and operating rules of the System promulgated by i2c from time to time, together with those promulgated by the card association and networks to which the CLIENT may be subjected independently of this Agreement, and both of which as may be amended from time to time.

1.6     "Card" means any card that primarily accesses a Cardholder Account
Record.

1.7 "Cardholder Account Record" means an access account maintained either directly or through a service provider by a financial institution for processing transactions.

1.8 "Cardholder" means a Person who has acquired a Card from CLIENT or from an Agent or Retail Dealer.

1.9 "Charges" means any and all amounts payable by CLIENT to i2c hereunder including, but not limited to, the charges set forth in EXHIBIT A attached hereto and incorporated herein by this reference thereto.

1.10 "CLIENT Marks" means the CLIENT trademark and any other trademarks, trade names, insignia, logos, symbols, or decorative designs owned, licensed, or otherwise used by CLIENT or its Affiliates for their respective Products or otherwise.

1.11 "CLIENT Specification Document" or "CSD" means the form provided by i2c in which CLIENT provides its specifications for the Processing Services consistent with Exhibit B, and delivered to i2c as provided in this Agreement.

1.12 "Data Element" means any unique combination of words, numerals, codes, personal identification numbers (PIN's) or graphics transmitted by or through i2c's Processing Services or from a host computer providing Electronic Transaction Processing Services.

1.13 "Deposit Account" means an access account maintained either directly or indirectly through a service provider by a financial institution (such as a bank or other depository/lending institution) for processing transactions.

1.14 "Documentation" means instructions and materials developed by i2c regarding the (i) installation and use of the Software; (ii) use of the Processing Services; (iii) the formulation and communication of required reports; and (iv) application forms, instruction manuals and other user documentation. Such documentation will also be maintained and periodically updated by i2c to support all changes in procedures

1.15 "Effective Date" means the date when i2c has received payments by Client of the total amount of the Setup Fees specified in Exhibit A; provided that all of such payments shall be made no later than thirty (30) calendar days after the date first written above. This Agreement shall have no force and effect, and the effectiveness and enforceability of the rights and obligations herunder is specifically conditioned upon i2c's receipt of said payment of Setup Fees within said thirty (30) day period.

1.16 "Electronic Transaction Processing Services" means i2c's proprietary financial data processing systems and Software, including all the capabilities, services, and systems which i2c has currently deployed or may in the future deploy either publicly or customize in conjunction with CLIENT with the capabilities set forth in Exhibits B and C.

1.17     "Excusable Downtime" includes any time during and/or resulting from:
(a) i2c maintenance; (b) Outages to the extent requested or caused by CLIENT or one acting on CLIENT's behalf; (c) CLIENT exceeding its Projected Volume by more than fifteen percent (15%); (d) acts or omissions of third parties, delegates, or agents of CLIENT or CLIENT's clients; (e) unavailability of elements of the Services provided by third party suppliers not under the direction or control of i2c; (f) loss of service due to problems with services beyond the i2c points of demarcation; and (g) "Disasters" as that term is defined in Section 18.1. i2c will be relieved of responsibility for any Service Level Default(s) and any associated Service Level Credits to the extent i2c's failure to meet such Service Level(s) is attributable to Excusable Downtime.

1.18 "Go Live Date" shall be the date that the System, as configured according to the CSD and Exhibit B, is ready to commence the Processing Services, as specified in Section 4.2 of this Agreement.

1.19 "Load" of Card means the act of placing funds or credit on a Card through various means as directed or permitted by CLIENT (either at the time of purchase of the Card or at any later time; the Load of a card after initial purchase in referred to as "Reloading"). Loading or Reloading may occur through a retailer or merchant or any other method permitted by CLIENT at locations collectively referred to as "Load Centers").

1.20 "Location" means any physical location at which System software and or equipment is installed and activated or from which Card usage or transaction information is transmitted for the purpose of facilitating the sale or use of Products.

1.21 "i2c Marks" means the i2c trademark and any other trademarks, trade names, insignia, logos, symbols, or decorative designs owned, licensed, or otherwise used by i2c or its Affiliates, which i2c hereafter, in its sole discretion, grants CLIENT written authorization to use.

1.22 "Monthly Availability Time" shall mean the total number of minutes in the Monthly Period.

1.23 "Monthly Minimum" shall mean the minimum amount per month paid by CLIENT to i2c for the Services as set forth in Exhibit A.

1.24 "Monthly Outage Time" shall mean the total number of minutes of all Outages in a Monthly Period.

1.25 "Monthly Period" shall mean the period of time beginning the first day of any given month, starting at 12:00:00 a.m., to the last day of that month, at 11:59:59 p.m.

1.26     "Most Recent Transaction" means those transactions that have happened in within the past 90 days andhave been posted to the i2c web site.

1.27 Operating Rules means the operating rules and regulations promulgated by i2c from time to time for the System, as the same may from time to time be amended, modified, or supplemented.

1.28 "Outage" shall mean any time after the date of this Agreement when the Services are not Available unless during or due to: (a) Excusable Downtime; (b) any acts or omissions by CLIENT, including breach of the Agreement; (c) impossibility of performance (as defined in Section 18.6 of this Agreement). An Outage begins when i2c is notified of it and ends when Availability is restored.

1.29 "Projected Volume" shall mean CLIENT's expected volume of transactions per month for which the Services are used, as provided to i2c under this Agreement.

1.30 "Products" means CLIENT's products and related services, which may include, but are not limited to, private label and branded and non-branded stored value Cards, prepaid phone cards and prepaid cellular and such other products or Cards as may be developed by CLIENT from time to time and which may utilize the Processing Services and/or Electronic Transaction Processing Services. It is anticipated that the Products will be distributed by CLIENT or through its Agents and Retail Dealers.

1.31 "Processing Services" means the use of the Electronic Transaction Processing Services and Data Element management, dispensing and reporting services to be provided by i2c for or on behalf of CLIENT (or any of its Agents, Retail Dealers, Load Centers, Customers, etc. as designated by CLIENT) as more particularly set forth in this Agreement (particularly under Section 4.1 hereof, and the provisions of Exhibits B and C) in connection with the sale and servicing of Products using the Electronic Transaction Processing Services.

1.32 "Retail Dealer" means any CLIENT designated retail seller of the Products.

1.33 "Service Provider" means either CLIENT or one or more providers of third party services with whom CLIENT contracts to provide the Data Elements necessary for the Products.

1.34 "Service Level" shall have the meaning ascribed it in Section 4.3 below.

1.35 "Service Level Credit" shall mean the percent of the relevant month's i2c fees to be credited to CLIENT within sixty (60) days of the end of the Monthly Period during which the relevant Service Level Credit was earned in accordance with Section 4.3 below. Service Level Credits may be applied only to the i2c fees for the month during which the credit was first made available to CLIENT and do not carry over to subsequent months. Service Level Credits may not be redeemed for cash or used in any manner other than as specifically set forth above.

1.36 "Service Level Default" will be deemed to have occurred whenever i2c's level of performance for a particular Service Level fails to meet the Service Level so designated in Section 4.2 of this Agreement.

1.37 "Software" or "System Software" means the software used by i2c to operate and/or maintain the Electronic Transaction Processing Services.

1.38 "System" means i2c's proprietary FastCash and MCP application software and the PASPort Network driven by FastCash and MCP for processing electronic financial transactions in a multi-institution, multi-functional, Online/Offline environment.

1.39 "System Equipment" means the terminals, System Supplies, and any other peripheral equipment authorized by i2c for use in conjunction with the Electronic Transaction Processing Services, all of which are listed in Exhibit C.

1.40 "System Supplies" means the optional components that CLIENT may order from an i2c authorized agent for use with the Electronic Transaction Processing Services.

1.41     "Term" has the meaning ascribed to it in Article 12.

1.42 "Variable Data Elements" means parts of the Data Element which vary from one transaction to another, such as, PINs, control numbers, code numbers, tracking numbers, and serial numbers.

                                   ARTICLE 2
                                   ---------
        ENGAGEMENT OF I2C FOR ELECTRONIC TRANSACTION PROCESSING SERVICES
        ----------------------------------------------------------------

2.1 I2C ENGAGEMENT. Upon the Effective Date, CLIENT engages, and i2c accepts the engagement, as provider of Processing Services and Electronic Transaction Processing Services under the provisions of this Agreement to CLIENT or any of its Agents, Retail Dealers or Customers, as directed by CLIENT, for use in connection with the sale or use of the Products.

2.2     NON-EXCLUSIVITY. The Parties acknowledge and agree that i2c has the
                       -
right to and may market its services to other potential users of the Electronic Transaction Processing Services in any area, including areas where CLIENT may be marketing the Electronic Transaction Processing Services, and that i2c has the right to directly, or indirectly through its Affiliates, market to other potential users of the Electronic Transaction Processing Services in any area, including areas where CLIENT may be marketing the Electronic Transaction Processing Services.


                                   ARTICLE 3
                                   ---------
                                    SOFTWARE
                                    --------

3.1 DELIVERY OF SOFTWARE AND DOCUMENTATION. i2c shall deliver to CLIENT one copy of the Software, together with Documentation related to it, and all user IDs and passwords as necessary for CLIENT to access the i2c Network and utilize the Services in accordance with this Agreement.

3.2 LICENSE OF SOFTWARE AND DOCUMENTATION. i2c grants CLIENT a limited, nontransferable and nonexclusive license to use, during the Term, the Software in object code form only, together with all related Documentation, subject to the restrictions set forth below.

3.3    LICENSE RESTRICTIONS. CLIENT's use of the Software is limited as follows:

A. CLIENT shall use the Software and the Documentation for CLIENT's internal purposes only, and solely for the purpose of CLIENT'S use of the Services.

B. CLIENT acknowledges that the Software contains certain third party software elements, and CLIENT agrees with respect to such elements that CLIENT shall be prohibited from replicating or distributing or otherwise using the same other than for CLIENT's internal business purposes.

C. CLIENT shall not, for itself, or its Agents, Affiliates, Retail Dealers and Customers or any other third party: sell, license, assign, or transfer the Software or any Documentation; decompile, disassemble, or reverse engineer the Software; copy the Software or any Documentation, except that CLIENT may make one copy of the Software for backup purposes only (provided CLIENT reproduces on such copy all proprietary notices of i2c or its suppliers); or remove from the Software or any Documentation any language or designation indicating the confidential nature thereof or the proprietary rights of i2c or its suppliers in such items.

3.4 ADDITIONAL CLIENT RESTRICTIONS. CLIENT shall not: (a) alter or duplicate any aspect of the Software or Documentation, except as expressly permitted under this Agreement; (b) assign, transfer, distribute, or otherwise provide access to the Software or Services to any third party; (c) provide access to the Software to any third party or use the Software in connection with any third party content; or (d) export, re-export or permit any third party to export or re-export the Software or Documentation outside of the territorial limits of the country in which it was originally delivered without appropriate licenses and clearances.

                                   ARTICLE 4
                                   ---------
                   ELECTRONIC TRANSACTION PROCESSING SERVICES
                   ------------------------------------------

                       [Confidential Pricing Information]

4.4 CHANGES. i2c continually reviews and modifies i2c systems used in the delivery of Services to improve service and comply with government regulations, if any, applicable to the data and information utilized in providing Services. i2c reserves the right to make changes in Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of i2c's service center(s). i2c will notify CLIENT of any material change that affects CLIENT's normal operating procedures, reporting, or service costs prior to implementation of such change.

4.5     CLIENT'S RIGHTS AND OBLIGATIONS. CLIENT covenants and agrees as follows:

A. CLIENT shall be solely responsible for the input, transmission, or delivery to and from i2c of all information and data required by i2c to perform Services. The information and data shall be provided in a format and manner approved by i2c. CLIENT will provide at its own expense all equipment, computer software, communication lines, and interface devices required to access the i2c System

B. CLIENT shall provide i2c with Data Elements and Variable Data Elements in accordance with i2c's Electronic Transaction Processing Services requirements as provided to CLIENT from time to time.

C. CLIENT shall provide i2c with the Variable Data Elements on a timely basis and to use commercially reasonable efforts to assure that the necessary quantity of Variable Data Elements is maintained in the server so as to assure the uninterrupted flow of Variable Data Elements through the Electronic Transaction Processing Services to the Accounts.

D. CLIENT shall supply the necessary quantity of Cards, where applicable, to the Agents and Retail Dealers and use commercially reasonable efforts to assure the uninterrupted flow of Products and Data Elements through the Electronic Transaction Processing Services at each Agent's place of business. In all cases, the Cards supplied from time to time by CLIENT to the Agents must (i) comply with specifications established from time to time by i2c and (ii) be supplied by vendors reasonably approved by i2c so long as the Products work properly with the System Equipment to assure proper operation of the Electronic Transaction Processing Services. Cards shall be provided to the Agents and Retail Dealers by and at the cost of CLIENT. i2c will, upon request, provide CLIENT with information on approved suppliers of Cards.

E. CLIENT shall obtain necessary and sufficient terminals and other equipment, approved by i2c and compatible with the i2c System, to transmit and receive data and information between CLIENT's location(s), i2c's service center(s), and/or other necessary location(s). i2c and CLIENT may mutually agree to change the type(s) of terminal and equipment used by CLIENT.

F. Both Parties shall maintain appropriate technical points of contact responsible for management of Data Elements and support activities.

G. CLIENT shall be responsible for reviewing processes that it controls to ensure its compliance with the Bylaws and Operating Rules.

4.6 NETWORK AGREEMENT. i2c provides access to electronic fund transfer networks for the purpose of participating in the exchange of transactions on an inter-network basis. CLIENT may participate in such networks subject to the following terms and conditions:

A. CLIENT will enter into an agreement with each such network in which CLIENT elects to participate, and will operate within and abide by the operating rules established by each such network, and pay any associated fees imposed by each such network; and

B. The clearing of transactions and reconciliation of payments will be in accordance with settlement procedures established between i2c and each such network; and

C. The CLIENT shall be solely responsible for all Network fees, dues, assessments, sponsorship costs and other service fees related to the network ATM and/or POS program(s) in which CLIENT participates. i2c shall pass through any such Network fees and expenses at cost.

4.7 CLIENT CONTENT. CLIENT is and shall be solely responsible for the creation, renewal, updating, deletion, content, control and all other aspects of any files, software, scripts, multimedia images, graphics, audio, video, text, data or other objects originating or transmitted from any server owned or operated by CLIENT and/or its Agents, Retail Dealers, Cardholders and others, and routed to, passed through and/or stored on or within the i2c servers or otherwise transmitted or routed using the Electronic Transaction Processing Services (the "CLIENT Content"). In the event CLIENT becomes aware that any CLIENT Content infringes the intellectual property or other rights of a third party, CLIENT shall remove such CLIENT Content from Customer's origin server so that it will not be routed to and not pass through i2c's servers for the Electronic Transaction Processing Services.

4.8 COVENANTS APPLICABLE TO CLIENT, ITS AGENTS, AFFILIATES, RETAIL DEALERS AND CUSTOMERS. CLIENT shall use the Electronic Transaction Processing Services as specified in this Agreement and the Documentation. CLIENT shall use commercially reasonable efforts to cause all its Agents, Retail Dealers, Cardholders and others to install and use the Electronic Transaction Processing Services as specified in this Agreement and the Documentation. Furthermore, CLIENT shall cause its Agents, Affiliates, Retail Dealers, Cardholders and others to execute an agreement with terms that materially conform to the terms and conditions set forth in this Agreement

4.9 ADVERTISING. CLIENT may advertise the Electronic Transaction Processing Services in advertising media of CLIENT's choice; provided that i2c shall have approved in advance any advertisements that displays the i2c Marks, and/or that refers to i2c and the services that it provides under this Agreement, or otherwise to its customers. CLIENT may use all promotional material supplied by i2c for the marketing and promotion of the Electronic Transaction Processing Services in accordance with the terms and conditions of this Agreement. In all advertising and promotion of the Electronic Transaction Processing Services, CLIENT shall comply with i2c's standard cooperative advertising policies as specified in writing from time to time by i2c. i2c agrees to provide a reasonable amount of time for CLIENT to implement such changes in i2c's standard cooperative advertising policies.


                                   ARTICLE 5
                                   ---------
                           DOCUMENTATION AND TRAINING
                           --------------------------

5.1 DOCUMENTATION. i2c will provide Documentation to the CLIENT as part of the Services provided hereunder. i2c may from time to time also develop other software, videotapes, presentation scripts and other materials to demonstrate the features and functions of the Electronic Transaction Processing Services; and it may provide such materials to CLIENT from time to time for use by CLIENT in training or in sales and marketing of the Electronic Transaction Processing Services under this Agreement.

5.2 CLIENT TRAINING PROGRAM. In meeting CLIENT's obligations under this Agreement, CLIENT shall train its Agents, employees, salespersons and other personnel in the operation of i2c's Electronic Transaction Processing Services. No Affiliate, Agent, employee, salesperson or other personnel shall utilize the Transaction Processing Services until such training is complete.


                                   ARTICLE 6
                                   ---------

                           ADMINISTRATIVE PROCEDURES
                           -------------------------


6.1 ADMINISTRATION. CLIENT shall use commercially reasonable efforts to require its Agents, Affiliates, Retail Dealers, Cardholders and others to maintain all standard operational procedures developed from time to time by i2c and provided in writing to CLIENT.

6.2 SALES OR PROMOTION LITERATURE. i2c reserves the right to, from time to time, provide CLIENT with sales or promotional literature that may be used by CLIENT in the marketing of the Electronic Transaction Processing Services to its Customers, Affiliates, Agents and Retail Dealers. CLIENT agrees that sales or promotional literature used by CLIENT directly referencing any of i2c's products in the marketing of the Electronic Transaction Processing Services under this Agreement must be approved in advance by i2c in writing. CLIENT agrees not to use or distribute any such sales or promotional materials until they have been approved by i2c, which approval shall not be unreasonably withheld. If i2c does not respond to a request by CLIENT for approval of an item of sales or promotional literature within seven days of its receipt by i2c, that specific item of sales or promotional literature shall be deemed to have been approved by 12c. i2c agrees that CLIENT may use the content of any marketing material provided to CLIENT by i2c in other marketing materials prepared by CLIENT and may represent the Electronic Transaction Processing Services in any and all media as being the product of CLIENT, without reference to i2c.

                                   ARTICLE 7
                                   ---------
                                  I2C CHARGES
                                  -----------

                       [Confidential Pricing Information]


                                   ARTICLE 8
                                   ---------
                               FREEDOM OF ACTION
                               -----------------

8.1 CLIENT PRICING. CLIENT is free to determine its own resale prices for the Electronic Transaction Processing Services. If i2c should engage in the publication of suggested list prices, these are suggestions only and are not binding in any way.

8.2 EQUITABLE DEALING. Under no circumstances shall i2c be held responsible, nor shall CLIENT undertake any actions that could result in i2c's liability, for unlawful discrimination among accounts on any basis including, but not limited to, prices, terms, allowances, services, or any other matter.

8.3 I2C DETERMINATION OF PRODUCT CONTENT. i2c reserves the right, at any time, without liability to determine the contents of any System Equipment or other feature of the Electronic Transaction Processing Services, so long as such modifications do not materially reduce the Processing Services to be provided in this Agreement and provided that such change does not result in a material breach of this Agreement.

8.4     PROCESS FOR PROVIDING SERVICE

8.4.1 DESIGNATION OF PERSONNEL FOR SERVICES. i2c shall have sole and absolute discretion in designating personnel responsible for providing Processing Services to CLIENT.

8.4.2 SUBCONTRACTING. i2c may, in its sole and absolute discretion, outsource or otherwise subcontract with third parties for the provision of any of the Processing Services to CLIENT. However, any such assignment shall not release i2c of its obligations to CLIENT under this Agreement and i2c shall remain fully liable to CLIENT for any breach of this Agreement caused by an assignee.

                                   ARTICLE 9
                                   ---------
                  INTELLECTUAL PROPERTY RIGHTS; I2C TRADEMARKS
                  --------------------------------------------

9.1 CLIENT CONTENT; LIMITED LICENSE TO USE. As between Customer and i2c, CLIENT shall own all right, title and interest in and to any CLIENT Content. During the term of this Agreement, CLIENT grants to i2c a limited non-exclusive license to use the CLIENT Content solely for all reasonable and necessary purposes required or contemplated by this Agreement and for i2c to perform the Services as contemplated hereunder. i2c shall not assign, transfer, sell, license, sublicense or grant any or its rights to the CLIENT Content to any other person or entity. i2c acknowledges that the CLIENTContent constitutes proprietary information and/or trade secrets of CLIENT or its Agents, Affiliates, Retail Dealers, Cardholders and Customers, and that the CLIENT Content is or may be protected by placecountry-regionU.S. copyright, trade secret and similar laws and certain international treaty provisions. This Agreement does not transfer or convey to i2c or any third party any right, title or interest in or to the CLIENT Content or any associated intellectual property rights, but only a limited right of use revocable in accordance with the terms of this Agreement.

9.2 SOFTWARE, SYSTEM, I2C MARKS AND SERVICES. As between CLIENT and i2c, i2c shall own all right, title and interest in and to the Software, System, i2c Marks and Services. CLIENT acknowledges that the Software, Systems, i2c Marks and Services constitute proprietary information and trade secrets which are the sole and exclusive property of i2c or its suppliers and that the Software, Systems, i2c Marks and Services are protected by country-regionplaceU.S. copyright, trademark, trade secret and similar laws and certain international treaty provisions. This Agreement does not transfer or convey to CLIENT or any third party any right, title or interest in or to the Software, Systems, i2c Marks and Services or any associated intellectual property rights, but only a limited right of use revocable in accordance with the terms of this Agreement. CLIENT agrees that it will not, during the Term of this Agreement, or thereafter, assert any ownership interest in or to the Software, Systems, i2c Marks and Services. CLIENT agrees that it will not question or otherwise challenge, either directly or indirectly, the validity of any registration or application for registration of any intellectual property rights to the Software, Systems, i2c Marks and Systems. All use of the Software, Systems, i2c Marks and Services hereunder will inure to the benefit of i2c except as provided in this Agreement.

9.3 I2C REPRESENTATION AND WARRANTY FOR ITS INTELLECTUAL PROPERTY. i2c represents and warrants that i2c owns or has adequate rights to use all of the Software, Systems, i2c Marks and Services hereunder.

9.4 NO SIMILAR WORDS OR MARKS. CLIENT may not at any time, adopt, register or use, without first obtaining i2c's written approval, any word, phrase or mark which is similar to, bears any resemblance to, or is confusingly similar to, any of the i2c Marks.


                                   ARTICLE 10
                                   ----------
                              RULES AND PROCEDURES
                              --------------------

CLIENT agrees to comply with all governmental rules and procedures applicable to the conduct of CLIENT's business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein. i2c agrees to comply with all governmental rules and procedures applicable to the conduct of i2c's business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein.

                                   ARTICLE 11
                                   ----------
                         RELATIONSHIP OF I2C AND CLIENT
                         ------------------------------

11.1 INDEPENDENT CONTRACTOR RELATIONSHIP. The parties acknowledge and agree that i2c and CLIENT are independent contractors and that the relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between CLIENT and i2c. In all dealings with third parties, neither Party shall identify or represent itself to be the other, or the other's agent, provided however that CLIENT may identify itself as a service bureau client of i2c and i2c may identify itself as service bureau and technical supplier to CLIENT. Neither Party has authorized or empowered the other to execute contracts on behalf of, or to bind such Party or such Party's Affiliates, in any way.

11.2 NO AUTHORITY TO BIND. Neither Party shall be obligated by or have any liability under any agreements or representations made by the other Party that are not expressly authorized by the first Party in writing.

11.3 NO PROPRIETARY RIGHTS TO CLIENT. CLIENT acknowledges that nothing herein gives it any right, title or interest in the Electronic Transaction Processing Services, the Software or the Marks except for CLIENT's limited express rights granted in this Agreement.

                                   ARTICLE 12
                                   ----------
                               TERM OF AGREEMENT
                               -----------------

The initial term of this Agreement (the "TERM") shall commence on the date of the full execution hereof and shall continue thereafter for a period of three
(3) years unless terminated by one of the parties hereto as set forth in Article
13. This Agreement shall be effective only after its execution by authorized officers of CLIENT and i2c. At the end of the initial three (3) year term, this Agreement shall be automatically renewed for subsequent periods of three (3) years, unless at least six months prior to such automatic renewal one the Parties informs the other, in writing, of its' intent not to renew. If such notice is given the provisions of Section 14 below shall apply.

                                   ARTICLE 13
                                   ----------
                            TERMINATION OF AGREEMENT
                            ------------------------

13.1 TERMINATION FOR CAUSE. In addition to other rights of termination set forth in this Agreement, each Party shall have the right to terminate this Agreement for cause (defined to mean a breach of its representations or warranties or failure to comply with its duties or obligations under this Agreement and failure to cure such breach or failure within fifteen days after receipt of written notice from the other Party). Any notice of termination shall be effective upon delivery of the notice to the other Party. In addition to the general definition of "cause" stated above, the Parties agree that it shall be "cause" to terminate this Agreement if a Party or officer or director of a Party:

A. is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of the non-breaching Party or its Affiliate companies or the goodwill of such Party's marks; or

B.     attempts an unauthorized transfer or assignment of this Agreement; or

C. fails to comply with any material provision of this Agreement or any other written agreement between the Parties, and such failure is not corrected within fifteen (15) days after written notice of such failure to comply is delivered to the breaching Party.

13.2     TERMINATION BY EITHER PARTY.  In addition to the matters discussed in
Section 13.1, above, either Party shall have the right to terminate this Agreement effective upon written notice to the other if:

A.     the other Party makes an assignment for the benefit of creditors; or

B. the other Party is insolvent, is unable to pay its debts as they become due or institutes a voluntary petition or an involuntary petition for relief is instituted against it, that prevents it from carrying on day to day business and is not dismissed or a plan instituted within ninety (90) days, under the U.S. Bankruptcy Code; or

C. a trustee or receiver of a substantial part of other Parties assets is appointed by a Court and the company which is the subject of the trusteeship or receivership is unable to (a) maintain at least 70% of the average revenue to i2c for the 3 preceding months prior to a notice of termination, or (b) is unable to meet the terms of this agreement.

13.3 TERMINATION FOR CONVENIENCE. CLIENT may terminate this Agreement for convenience without cause pursuant to the following procedures and obligations:

A. CLIENT shall issue a written termination notice to the other party specifying the date upon which such termination becomes effective (provided that such date shall be no less than 90 days after non-terminating party receives the notice, hereafter called the "Effective Termination Date").

B. Upon the Effective Termination Date, except as otherwise agreed by the Parties, i2c shall stop work, and each party shall comply with the provisions of
Article 14 herein.

C. If the CLIENT terminates this Agreement for its convenience under this
Section 13.3, then it shall pay i2c the greater of the average of the monthly rate for the last three months billing prior to the Effective Termination Date, or the Minimum Monthly, either of which shall be multiplied by the remaining number of months left for the Term (as if the agreement was not terminated early hereunder). CLIENT understands and agrees that i2c losses incurred as a result of CLIENT's early termination of this Agreement would be difficult or impossible to calculate as of the Effective Termination Date since they will vary based on, among other things, the number of clients using the i2c System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents CLIENT's agreement to pay and i2c's agreement to accept as liquidated damages (and not as a penalty) such amount for any such CLIENT termination.

                                   ARTICLE 14
                                   ----------
                   OBLIGATIONS UPON TERMINATION OR EXPIRATION
                   ------------------------------------------

14.1 EXTENDED SERVICE PERIOD. Provided this Agreement is not terminated by i2c for a failure to pay Charges or pursuant Article 13, above, and if requested by CLIENT in writing within thirty (30) days prior to expiration of the Term of this Agreement, i2c will continue to provide Electronic Transaction Processing Services to CLIENT accounts in existence on the date of termination, commencing on the date of termination of this Agreement and continuing thereafter for up to three (3) months (the "EXTENDED SERVICE PERIOD"); provided, however, the provision of the extended services shall be subject to prompt payment of Charges and governed by the terms of this Agreement. Further, the Parties may agree in writing to extend the term of the Extended Service Period. After any termination of this Agreement, i2c shall fully cooperate with and assist CLIENT in the transition of the Electronic Transaction Processing Services from i2c to any other provider of such services for CLIENT.

14.2 EFFECT OF TERMINATION. Termination shall not release or affect, and this Agreement shall remain fully operative as to, any obligations of or liabilities incurred by each Party prior to the effective date of such termination. CLIENT agrees that upon the expiration or termination of this Agreement for any reason, CLIENT and its Affiliates will: (i) cease using the i2c Marks and not thereafter use any actual or similar i2c Marks; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with i2c or an Affiliate of i2c; and (ii) comply with the provisions of this Agreement which survive termination. i2c agrees that upon the expiration or termination of this Agreement for any reason, i2c and its Affiliates will: (i) cease using the CLIENT Marks and not thereafter use any actual or similar CLIENT Marks; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with CLIENT or an Affiliate of CLIENT; and (ii) comply with the provisions of this Agreement which survive termination.

14.3   RETURN OF PROPERTY. Immediately after the effective date of expiration or
                         -
termination of this Agreement and any Extended Service Period, CLIENT shall return any property of i2c then in CLIENT's possession together with all manuals, books, catalogs, reference books, bulletins, mailing lists, pamphlets, kits, signs and other materials of any kind previously supplied to CLIENT by i2c, including all copies, reproductions and translations thereof. Immediately after the effective date of expiration or termination and any Extended Service Period, i2c shall return any property of CLIENT then in i2c's possession together with all manuals, books, catalogs, reference books, bulletins, mailing lists, pamphlets, kits, signs and other materials of any kind previously supplied to i2c by CLIENT, including all copies, reproductions and translations thereof.

14.4 TRANSITIONAL SUPPORT. During the Extended Service Period, provided that CLIENT is not in arrears for any amounts owed to i2c and continues to pay for any costs and fees associated with extending the Electronic Transaction Processing Services and/or transitioning the services to another provider, i2c hereby agrees to assist and support (technically, operationally, historical data, etc.) while transitioning the services to an alternate service provider.

                                   ARTICLE 15
                                   ----------
      REPRESENTATIONS, DISCLAIMER OF WARRANTIES AND LIABILITY LIMITATIONS
      -------------------------------------------------------------------

15.1     I2C WARRANTIES.i2c represents and warrants to CLIENT that the
                       -
Processing Services will conform to the
specifications set forth in Exhibits B and C;


15.2 WARRANTY DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 15.1 HEREIN, THIS AGREEMENT EXCLUDES, AND i2c HEREBY SPECIFICALLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PROCESSING SERVICES, OR THE SOFTWARE USED IN CONNECTION WITH SUCH SERVICES, OR ANY COMPONENTS OR PORTIONS THEREOF, OR OTHER GOODS OR SERVICES PROVIDED BY I2CI2C HEREUNDER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. I2C DOES NOT WARRANT THAT THE PROCESSING SERVICES AND THE SOFTWARE USED IN CONNECTION THEREWITH WILL MEET CLIENT'S NEEDS, OR THAT ALL ERRORS CAN BE CORRECTED, OR THAT OPERATION OF THE PROCESSING SERVICES AND THE SOFTWARE USED IN CONNECTION THEREWITH WILL BE UNINTERRUPTED OR ERROR-FREE. THE FOREGOING EXCEPTIONS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES TO BE CHARGED FOR THE PROCESSING SERVICES.

15.3 MUTUAL REPRESENTATION AND WARRANTIES. Each Party hereby represents and warrants that: (a) it has the full authority to enter into and fully perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement by such Party does not conflict with or breach any separate agreement to which it is a party and/or by which it is bound; and (c) such Party shall comply with all applicable laws and regulations applicable to such Party's activities in furtherance of this Agreement.

15.4     LIMITATION OF LIABILITY.  i2c shall not be liable for any
                                -
consequential, incidental, punitive or special damages arising out its provision of the Processing Services or its use of the Software in connection therewith, even if i2c shall have been advised of the possibility of such damages. In any case, i2c's entire liability under any provision of this Agreement shall not exceed the total amount of fees paid to it hereunder; except that if CLIENT's records or other data submitted for processing are lost or damaged as a result of any failure by i2c, its employees, or agents to exercise reasonable care to prevent such loss or damage, i2c's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in CLIENT's possession.

CLIENT agrees to comply with all governmental rules and procedures applicable to the conduct of CLIENT's business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein. i2c agrees to comply with all governmental rules and procedures applicable to the conduct of i2c's business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein.

                                   ARTICLE 11
                                   ----------
                         RELATIONSHIP OF I2C AND CLIENT
                         ------------------------------

11.1 INDEPENDENT CONTRACTOR RELATIONSHIP. The parties acknowledge and agree that i2c and CLIENT are independent contractors and that the relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between CLIENT and i2c. In all dealings with third parties, neither Party shall identify or represent itself to be the other, or the other's agent, provided however that CLIENT may identify itself as a service bureau client of i2c and i2c may identify itself as service bureau and technical supplier to CLIENT. Neither Party has authorized or empowered the other to execute contracts on behalf of, or to bind such Party or such Party's Affiliates, in any way.

11.2 NO AUTHORITY TO BIND. Neither Party shall be obligated by or have any liability under any agreements or representations made by the other Party that are not expressly authorized by the first Party in writing.

11.3 NO PROPRIETARY RIGHTS TO CLIENT. CLIENT acknowledges that nothing herein gives it any right, title or interest in the Electronic Transaction Processing Services, the Software or the Marks except for CLIENT's limited express rights granted in this Agreement.

                                   ARTICLE 12
                                   ----------
                               TERM OF AGREEMENT
                               -----------------

The initial term of this Agreement (the "TERM") shall commence on the date of the full execution hereof and shall continue thereafter for a period of three
(3) years unless terminated by one of the parties hereto as set forth in Article
13. This Agreement shall be effective only after its execution by authorized officers of CLIENT and i2c. At the end of the initial three (3) year term, this Agreement shall be automatically renewed for subsequent periods of three (3) years, unless at least six months prior to such automatic renewal one the Parties informs the other, in writing, of its' intent not to renew. If such notice is given the provisions of Section 14 below shall apply.

                                   ARTICLE 13
                                   ----------
                            TERMINATION OF AGREEMENT
                            ------------------------

13.1 TERMINATION FOR CAUSE. In addition to other rights of termination set forth in this Agreement, each Party shall have the right to terminate this Agreement for cause (defined to mean a breach of its representations or warranties or failure to comply with its duties or obligations under this Agreement and failure to cure such breach or failure within fifteen days after receipt of written notice from the other Party). Any notice of termination shall be effective upon delivery of the notice to the other Party. In addition to the general definition of "cause" stated above, the Parties agree that it shall be "cause" to terminate this Agreement if a Party or officer or director of a Party:

A. is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of the non-breaching Party or its Affiliate companies or the goodwill of such Party's marks; or

B.     attempts an unauthorized transfer or assignment of this Agreement; or

C. fails to comply with any material provision of this Agreement or any other written agreement between the Parties, and such failure is not corrected within fifteen (15) days after written notice of such failure to comply is delivered to the breaching Party.

13.2     TERMINATION BY EITHER PARTY.  In addition to the matters discussed in
Section 13.1, above, either Party shall have the right to terminate this Agreement effective upon written notice to the other if:

A.     the other Party makes an assignment for the benefit of creditors; or

B. the other Party is insolvent, is unable to pay its debts as they become due or institutes a voluntary petition or an involuntary petition for relief is instituted against it, that prevents it from carrying on day to day business and is not dismissed or a plan instituted within ninety (90) days, under the U.S. Bankruptcy Code; or

C. a trustee or receiver of a substantial part of other Parties assets is appointed by a Court and the company which is the subject of the trusteeship or receivership is unable to (a) maintain at least 70% of the average revenue to i2c for the 3 preceding months prior to a notice of termination, or (b) is unable to meet the terms of this agreement.

13.3 TERMINATION FOR CONVENIENCE. CLIENT may terminate this Agreement for convenience without cause pursuant to the following procedures and obligations:

A. CLIENT shall issue a written termination notice to the other party specifying the date upon which such termination becomes effective (provided that such date shall be no less than 90 days after non-terminating party receives the notice, hereafter called the "Effective Termination Date").

B. Upon the Effective Termination Date, except as otherwise agreed by the Parties, i2c shall stop work, and each party shall comply with the provisions of
Article 14 herein.

C. If the CLIENT terminates this Agreement for its convenience under this
Section 13.3, then it shall pay i2c the greater of the average of the monthly rate for the last three months billing prior to the Effective Termination Date, or the Minimum Monthly, either of which shall be multiplied by the remaining number of months left for the Term (as if the agreement was not terminated early hereunder). CLIENT understands and agrees that i2c losses incurred as a result of CLIENT's early termination of this Agreement would be difficult or impossible to calculate as of the Effective Termination Date since they will vary based on, among other things, the number of clients using the i2c System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents CLIENT's agreement to pay and i2c's agreement to accept as liquidated damages (and not as a penalty) such amount for any such CLIENT termination.

                                   ARTICLE 14
                                   ----------
                   OBLIGATIONS UPON TERMINATION OR EXPIRATION
                   ------------------------------------------

14.1 EXTENDED SERVICE PERIOD. Provided this Agreement is not terminated by i2c for a failure to pay Charges or pursuant Article 13, above, and if requested by CLIENT in writing within thirty (30) days prior to expiration of the Term of this Agreement, i2c will continue to provide Electronic Transaction Processing Services to CLIENT accounts in existence on the date of termination, commencing on the date of termination of this Agreement and continuing thereafter for up to three (3) months (the "EXTENDED SERVICE PERIOD"); provided, however, the provision of the extended services shall be subject to prompt payment of Charges and governed by the terms of this Agreement. Further, the Parties may agree in writing to extend the term of the Extended Service Period. After any termination of this Agreement, i2c shall fully cooperate with and assist CLIENT in the transition of the Electronic Transaction Processing Services from i2c to any other provider of such services for CLIENT.

14.2 EFFECT OF TERMINATION. Termination shall not release or affect, and this Agreement shall remain fully operative as to, any obligations of or liabilities incurred by each Party prior to the effective date of such termination. CLIENT agrees that upon the expiration or termination of this Agreement for any reason, CLIENT and its Affiliates will: (i) cease using the i2c Marks and not thereafter use any actual or similar i2c Marks; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with i2c or an Affiliate of i2c; and (ii) comply with the provisions of this Agreement which survive termination. i2c agrees that upon the expiration or termination of this Agreement for any reason, i2c and its Affiliates will: (i) cease using the CLIENT Marks and not thereafter use any actual or similar CLIENT Marks; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with CLIENT or an Affiliate of CLIENT; and (ii) comply with the provisions of this Agreement which survive termination.

14.3   RETURN OF PROPERTY. Immediately after the effective date of expiration or
                         -
termination of this Agreement and any Extended Service Period, CLIENT shall return any property of i2c then in CLIENT's possession together with all manuals, books, catalogs, reference books, bulletins, mailing lists, pamphlets, kits, signs and other materials of any kind previously supplied to CLIENT by i2c, including all copies, reproductions and translations thereof. Immediately after the effective date of expiration or termination and any Extended Service Period, i2c shall return any property of CLIENT then in i2c's possession together with all manuals, books, catalogs, reference books, bulletins, mailing lists, pamphlets, kits, signs and other materials of any kind previously supplied to i2c by CLIENT, including all copies, reproductions and translations thereof.

14.4 TRANSITIONAL SUPPORT. During the Extended Service Period, provided that CLIENT is not in arrears for any amounts owed to i2c and continues to pay for any costs and fees associated with extending the Electronic Transaction Processing Services and/or transitioning the services to another provider, i2c hereby agrees to assist and support (technically, operationally, historical data, etc.) while transitioning the services to an alternate service provider.

                                   ARTICLE 15
                                   ----------
      REPRESENTATIONS, DISCLAIMER OF WARRANTIES AND LIABILITY LIMITATIONS
      -------------------------------------------------------------------

15.1     I2C WARRANTIES.i2c represents and warrants to CLIENT that the
                       -
Processing Services will conform to the
specifications set forth in Exhibits B and C;


15.2 WARRANTY DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 15.1 HEREIN, THIS AGREEMENT EXCLUDES, AND i2c HEREBY SPECIFICALLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PROCESSING SERVICES, OR THE SOFTWARE USED IN CONNECTION WITH SUCH SERVICES, OR ANY COMPONENTS OR PORTIONS THEREOF, OR OTHER GOODS OR SERVICES PROVIDED BY I2CI2C HEREUNDER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. I2C DOES NOT WARRANT THAT THE PROCESSING SERVICES AND THE SOFTWARE USED IN CONNECTION THEREWITH WILL MEET CLIENT'S NEEDS, OR THAT ALL ERRORS CAN BE CORRECTED, OR THAT OPERATION OF THE PROCESSING SERVICES AND THE SOFTWARE USED IN CONNECTION THEREWITH WILL BE UNINTERRUPTED OR ERROR-FREE. THE FOREGOING EXCEPTIONS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES TO BE CHARGED FOR THE PROCESSING SERVICES.

15.3 MUTUAL REPRESENTATION AND WARRANTIES. Each Party hereby represents and warrants that: (a) it has the full authority to enter into and fully perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement by such Party does not conflict with or breach any separate agreement to which it is a party and/or by which it is bound; and (c) such Party shall comply with all applicable laws and regulations applicable to such Party's activities in furtherance of this Agreement.

15.4     LIMITATION OF LIABILITY.  i2c shall not be liable for any
                                -
consequential, incidental, punitive or special damages arising out its provision of the Processing Services or its use of the Software in connection therewith, even if i2c shall have been advised of the possibility of such damages. In any case, i2c's entire liability under any provision of this Agreement shall not exceed the total amount of fees paid to it hereunder; except that if CLIENT's records or other data submitted for processing are lost or damaged as a result of any failure by i2c, its employees, or agents to exercise reasonable care to prevent such loss or damage, i2c's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in CLIENT's possession.

                                   ARTICLE16
                                   ---------
                                CONFIDENTIALITY
                                ---------------

16.1 TRADE SECRETS AND CONFIDENTIAL INFORMATION. i2c, its Affiliates and subcontractors and CLIENT and its Affiliates each acknowledge that the other Party possesses or will have access to and will continue to possess and have access to information which has commercial value in its business and is not in the public domain. "Trade Secrets" means information without regard to form
                    -------------
related to the services or business of the disclosing Party which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy, including without limitation (i) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature, (ii) identifying any oral presentation or communication as confidential or secret immediately before, during or after such oral presentation or communication, or (iii) otherwise treating such information as confidential or secret. Trade Secrets include, but are not limited to, computer programs and software, source codes, object codes, technical and non-technical data, formulas, patterns, compilations, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential customers and suppliers which are not commonly known by or available to the public. "Confidential Information" means any and all
                          ------------------------
proprietary business information of the disclosing Party treated as secret by the disclosing Party, even though such information may not constitute a Trade Secret, including, without limitation, the prices, terms and conditions of this Agreement, Electronic Transaction Processing Services process, Software, Data Elements, Variable Data Elements, information regarding CLIENT's and i2c's (and their Affiliates) customers, agents, accounts, pricing, marketing strategy, and any and all proprietary information of such Party of which the receiving Party becomes aware as a result of its access to and presence at the other Party's facilities. "Company Information" means collectively the Confidential
             -------------------
Information and Trade Secrets of the disclosing Party.

16.2     OBLIGATIONS.

A. CLIENT and i2c will each (i) refrain from disclosing the Company Information of the other Party, (ii) hold as confidential the Company Information of the other Party and (iii) use at least the same level of care as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care to prevent disclosure of the Company Information of the other Party to third parties.

B. Neither CLIENT nor i2c shall use the Company Information of the other Party, except as specifically permitted in this Agreement.

C. In no event shall CLIENT knowingly demonstrate the Electronic Transaction Processing Services, its documentation, or the operation of any component thereof, to any individual or entity that i2c has advised CLIENT in writing that is a competitor.

D. In no event shall CLIENT attempt to or otherwise engage in any activity that would constitute or result in a reverse engineering of i2c's technology encompassed in the Electronic Transaction Processing Services.

E. Without limiting the generality of the foregoing, neither Party will publicly disclose the terms of this Agreement without the prior written consent of the other. Furthermore, neither i2c nor CLIENT will make any use of Company Information of the other Party except as contemplated by this Agreement; acquire any right in or assert any lien against the disclosing Party's Company Information except as contemplated by this Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

F. Nothing contained in this Agreement shall prohibit CLIENT from demonstrating the Electronic Transaction Processing Services to prospective Affiliates, Agents, Distributors, prospective clients or at trade shows.

16.3 EXCLUSIONS. Notwithstanding the foregoing, this Article 16 will not apply to any information which i2c or CLIENT can demonstrate was: (a) at the time of disclosure, in the public domain; (b) after disclosure, published or otherwise became part of the public domain through no fault of the receiving Party; (c) received after disclosure from a third party who was under no duty of confidentiality and had a lawful right to disclose such information. Further, either Party may disclose the other Party's Company Information to the extent required by law, order of court, or government regulation provided that, in such event, the Party so required to disclose such information shall, as soon as is reasonably possible after learning of such a requirement of disclosure, give the other Party notice of such requirement of disclosure.

16.4     LIMITATIONS.

A. The covenants of confidentiality set forth herein shall apply to any Confidential Information disclosed to the receiving Party before or after the date of this Agreement.

B. Subsequent to the termination of this Agreement, irrespective of the method of such termination: (a) with respect to Trade Secrets, the Parties shall maintain the confidentiality of such Trade Secret information for so long as such retains the status of a Trade Secret under applicable law, irrespective of the Term of this Agreement; and (b) with respect to Confidential Information, the Parties shall maintain the confidentiality of such Confidential Information indefinitely, or until such Confidential Information no longer qualifies as confidential under applicable law. The Parties acknowledge that any Service Providers, Customers, Agents, Retail Dealers, Customer account and/or Cardholder information, lists and/or records are the sole and exclusive property of CLIENT. If CLIENT is unable to continue providing services to its Retail Dealers, Customers, Agents, and/or Cardholders, for any reason or reasons whatsoever, it is understood and agreed between the Parties that any information relating to such Service Providers, Customers, Agents, Retail Dealers, and/or Cardholders, as well as all related lists and/or records, will remain an asset of CLIENT exclusively and that i2c may not, use any such information or related lists and/or records, at any time, or for any purpose and/or reason whatsoever, without the express written permission of CLIENT, its successors and/or assigns.


                                   ARTICLE 17
                                   ----------
                                INDEMNIFICATION
                                ---------------

17.1 INDEMNIFICATION OF I2C. CLIENT agrees to indemnify, defend and hold i2c harmless against any liability, loss, damage or expense (including reasonable attorney's fees) for any claims or demands arising out of the conduct of business by CLIENT that are the result of CLIENT's acts or omissions and shall include but not be limited to any claims or demands (a) by CLIENT's Agents, employees or any other Persons, including Retail Dealers, for bodily injury, damage to property or other damages caused by the acts or omissions of CLIENT or its subcontractors, or the employees or agents of any of them, (b) by CLIENT's employees under worker's compensation or similar laws; or (c) for failure of CLIENT to timely and/or properly pay all federal, state and local income, withholding or other taxes applicable to CLIENT or the performance by CLIENT of its obligations hereunder; or (d) CLIENT's breach of any term of provision of this Agreement; or (e) the violation by CLIENT, its Agents, employees or any other Persons, including Retail Dealers of any law or order with respect to the use of or provision of Processing Service to the customers; or (f) the breach by CLIENT, its Agents, employees or any other Persons, including Retail Dealers, of any term or provision of the Bylaws and Operating Rules; or (g) the willful misconduct, fraud, intentional tort or negligence of the CLIENT, its Agents, employees or any other Persons, including Retail Dealers, with respect to the use of or provision of Processing Services; or (h) any claim made by any third party (including, without limitation, Customers or customers of Customers) against i2c attributable in whole or in part to CLIENT, its Agents, employees or any other Persons, including Retail Dealers, with respect to the use of or provision of Processing Services.

17.2 INDEMNIFICATION OF CLIENT. i2c agrees to indemnify, defend and hold CLIENT harmless against any liability, loss, damage or expense (including reasonable attorney's fees) for any claims or demands arising out of the acts or omissions of i2c and or its Affiliates, subcontractors, or the employees or agents of any of them, including, but not be limited to any claims or demands
(a) that any of the Software, other than third party software delivered with or included in the Software, infringes any valid patent, copyright, trade secret, or other intellectual property right under the laws of the United State; (b) for bodily injury, damage to property or other damages to CLIENT and its employees;
(c) by i2c's employees under worker's compensation or similar laws; or (d) for failure of i2c to timely and/or properly pay all federal, state and local income, withholding or other taxes applicable to i2c or the performance by i2c of its obligations hereunder.



                                   ARTICLE 18
                                   ----------
                                 MISCELLANEOUS
                                 -------------

18.1 GOVERNING LAW AND EXCLUSIVE JURISDICTION. This Agreement shall be governed and construed under the internal laws of the State of California, and the Parties submit to the jurisdiction of the Federal District Court for the Northern District of California, and agree that such court shall have competent subject matter jurisdiction to enforce any arbitration awards issued pursuant to
Section 18.4 herein, and waive any objections to venue being placed in such court.

18.2 EMPLOYEES. The Parties agree that personnel employed by each Party to perform services under this Agreement are not employees or agents of the other Party and each Party assumes full responsibility for the acts of its employees and agents. Each Party shall have sole responsibility for supervision, daily direction and control of its own personnel. Each Party shall be responsible for worker's compensation, disability benefits, unemployment insurance and withholding and remitting income and social security taxes for its personnel, including contributions from them as required by law.

18.3 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by either Party, directly, indirectly or by operation of law, without the prior written approval of the other Party, which approval shall not be unreasonably withheld. However, either Party may in any event withhold its consent if the other Party's attempts to assign this Agreement to a competitor of such first Party. Without limiting the foregoing, either Party, without consent of the other Party, may assign this Agreement to an Affiliate of said Party or to a successor in interest by merger, by operation of law, by purchase of all or substantially all of the assets or voting equity interest in said Party. Except as set forth herein, any assignment or transfer without required approval of the non assigning Party shall constitute a breach hereof and convey no rights or interests herein.

18.4 ARBITRATION. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any claim arising out of or relating to dispute, interpretation or enforcement of any provision in this Agreement, or any breach thereof, except for any disputes relating to the confidential information or the trademark matters or the enforcement of any claims seeking equitable relief, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association ("AAA") or such other mediation and arbitration service, such as JAMS, as mutually agreed upon by the Parties (the "Arbitrator"). Judgment upon the award may be entered in any court having jurisdiction and shall be final, binding and not subject to appeal. The Arbitrator shall determine the jurisdiction and venue (which shall be in a county where the principal offices of one of the Parties is located) and governing law with respect to all such claims. The Party whose principal offices are located in the county chosen by the Arbitrator as the venue for resolving any such claims shall reimburse the other Party for fifty percent (50%) of such Party's reasonable travel costs relating to such proceedings. The Arbitrator is explicitly authorized to award attorneys' fees as part of its award. This arbitration provision shall be deemed to be self-executing and in the event either Party fails to appear at any properly noticed arbitration proceeding, award may be entered against either Party notwithstanding a Party's failure to appear. Nothing in this Section 18.4 shall bar the right of either Party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that is likely to cause irreparable harm pending completion of the arbitration.

18.5 BINDING EFFECT. This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

18.6 IMPOSSIBILITY OF PERFORMANCE. Neither i2c nor CLIENT shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (i) compliance with any law, ruling, order, regulation or requirement of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (ii) acts of God; (iii) acts or omissions of the other Party; or (iv) fires, strikes, embargoes, war, insurrection or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable and accordingly any Charges due for any such services not provided or delayed may be withheld until restored.

18.7 SURVIVAL. The terms and provisions of any paragraphs or Articles which by their terms require that they survive expiration or termination of this Agreement shall so survive the expiration or termination of this Agreement.

18.8 LICENSES. No licenses, expressed or implied, to the Software or under any copyrights or patents are granted to CLIENT hereunder.

18.9 NOTICES. All notices required to be delivered by the provisions of this Agreement shall be deemed so delivered: (i) when delivered personally; or (ii) seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the principal business address of the Parties set forth above, or such other principal business address of which the notifying Party has been notified in accordance with this Section 18.9 ("BUSINESS ADDRESS"); or (iii) one business day after being delivered to a reputable overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at the Business Address.

18.10 SEVERABILITY. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms and shall be read to be given the most reasonable construction in the absence of the invalidity or unenforceability. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that in the event any remedy hereunder is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth herein shall remain in full force and effect.

18.11 NO WAIVER. The provisions of this Agreement may not be waived except in writing and signed by both parties. No waiver of any provision hereof shall be deemed a continuing waiver, nor shall any delay or failure to exercise any right or remedy be deemed a waiver thereof.

18.12 NON-SOLICITATION. CLIENT agrees not to directly or indirectly solicit i2c's and its Affiliates' current customers or hire their employees during the term of this Agreement and for a period of two (2) years after any termination or expiration thereof, except with i2c's prior written consent. As used in this
Section 18.12, the term "current customers" means any and all of i2c's and its Affiliates' customers for whom it performs Processing Services at any time during the Term of this Agreement; or any parties with whom i2c and/or its Affiliates are actively undertaking discussions and/or submitting proposals for such services.

18.13 I2C'S PUBLICITY AND ADVERTISING RIGHTS. WITH PRIOR WRITTEN CONSENT FROM CLIENT AND In consideration for the Processing Services to be performed by i2c, and the license of the Software granted by i2c to CLIENT, all as provided hereunder, CLIENT hereby consents to i2c's use of CLIENT's name and its relationship with i2c under this Agreement for any of i2c's publicity and advertising. For that purpose, with prior written consent, CLIENT also grants a non-exclusive license and right to i2c to use CLIENT's name, and related trademarks, service marks and trade names. Such publicity and advertising may include, but shall not be limited to, i2c's news/press releases, and the inclusion of the CLIENT's name in a list that i2c may post on its web site, and in other marketing material.

18.14 ENTIRE AGREEMENT.

This Agreement, including the preambles and exhibits, if any, and all marketing materials and sales presentations sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, understandings, or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth subsequent to the effective date hereof in writing and signed by the duly authorized representatives of both parties.

IN WITNESS WHEREOF the Parties hereto have executed, sealed and delivered this Agreement in one or more counterparts on the day and year first above written.


I2C, INC.:                             ____________________________________:


BY: ____________________________       BY: ________________________________

NAME: AMIR WAIN                        NAME: ______________________________

TITLE:   CHIEF EXECUTIVE OFFICER       TITLE: _____________________________

DATE: __________________________       DATE: ______________________________

                                   EXHIBIT A
                          SCHEDULE OF RELOADABLE FEES

                       [Confidential Pricing Information]

                        SCHEDULE OF OPEN LOOP GIFT FEES

                       [Confidential Pricing Information]

                            SCHEDULE OF HOSTING FEES

                       [Confidential Pricing Information]

                                   EXHIBIT B
                   ELECTRONIC TRANSACTION PROCESSING SERVICES

The Electronic Transaction Processing Services/Processing Services includes the following features/functions:

A.     MCP TRANSACTION SWITCH SOFTWARE INCLUDING THE FOLLOWING MODULES OR
FUNCTIONS:
     1.     Card Record Creation
     2.     Card Authorizations
     3.     Card Account Management
     4.     Card Program Management
     5.     Sales Commission Management
     6.     PIN Management
     7.     Reporting
     8.     API for external systems to integrate with MCP
     9.     Batch card loading
     10     Settlement & Reconciliation

     B.     CARDHOLDER WEB ACCESS WITH FOLLOWING MODULES OR FUNCTIONS:
     1.     Account Access
     2.     Transfers [one-time, recurring, internal, external]
     3.     Notifications
     4.     Preferences and Profile management

C. PLACENAMEPLACEDATA PLACETYPEPORT MODULE INCLUDING THE FOLLOWING MODULES OR FUNCTIONS:
     1.     Import Data
     2.     Export Data
     3.     User-defined Formats

D.     WEB PORTAL INCLUDING THE FOLLOWING MODULES OR FUNCTIONS:
     1.     Web based queries
     2.     Web based reporting
     3. Access for CLIENT, Cardholders, PlaceNameplaceLoad PlaceTypeCenters, Agents, Customers, Retail Dealers and program operators.

PLACEE.     ACH PROCESSING INCLUDING THE FOLLOWING MODULES OR FUNCTIONS:
     1.     NACHA format file generation and uploading to ACH processor
     2.     Return processing
     3.     ACH Batch tracking and reporting

F.     CUSTOMER SERVICE INCLUDING THE FOLLOWING MODULES OR FUNCTIONS:
     1.     Interactive Voice Response (IVR) service
     2.     Live Operator Help
     3.     Email Support

     (a) Call Center. i2c shall operate a call center to accept, receive, respond to and handle, through adequate and sufficient equipment and well-trained Service Representatives, all Cardholders directed to the i2c Service Center (the "Calls") directed, routed or sent to i2c by CLIENT, all as provided in this Agreement or as directed by CLIENT from time to time. i2c shall answer and respond to all such Calls in a timely, friendly and efficient manner. "Service Center" shall mean the physical facility and employees of i2c that receive and answer the Cardholder Calls.

     (b) Cardholder Calls Service. i2c shall, in a timely, friendly and efficient manner, answer, handle, and perform functions for Calls of CLIENT Cardholders, including addressing and resolving problems and issues and questions to the extent provided in this Agreement and also provide and perform such responses and services to the following and other types of Calls (whether in the form of a problem, issue, question or request):

          (i)  Card Activation;

          (ii) Cardholder registration for the Card and, if desired, other products;

          (iii) Card not work for any reason;

          (iv) Answer "frequently asked questions";

          (v)  PIN problems or changes;

          (vi) Balance inquiries or verifications;

          (vii) Recent activity or questions or charges;

          (viii) Status of Card application;

          (ix) Reason for decline (if available);

          (x)  Report lost or stolen Card;

          (xi) Forgotten, lost PIN number;

          (xii) Request replacement for defective or old Card; and

          (xiii) Other inquiries and requests relating to other products or services or features of the Cards from time to time.

     (c) i2c Service Center Standards. In performing its i2c Processing Services under this Agreement, i2c shall:

          (i) Use its best efforts to answer all Calls in no more than 5 minutes;

          (ii) Return Cardholder messages, if any, back no later than 24

          (iii) Own and operate an adequate facility and systems back-up;

          (iv) Provide adequate Service Representatives 24 hours a day and seven days a week, 365 days a year to handle all Cardholder Calls; and

     Reporting.  i2c shall provide detailed weekly and monthly data and reports
     ---------
of information relating to each Call received by i2c.

                                   EXHIBIT C
                            ACH SERVICES DESCRIPTION

                       [Confidential Pricing Information]

                                   EXHIBIT D
                             FORM OF ACH AGREEMENT

                                 ACH AGREEMENT


   AUTHORIZATION AND AGREEMENT FOR AUTOMATED CLEARING HOUSE (ACH) DEBITS AND
                                    CREDITS

Company:

Herein after called "Agent" authorize: i2c, Inc. herein after called "Company", to initiate credit and or debit entries and adjustments for any credit entries in error to my (our) checking account indicated below and the depository named below, herein after called "Depositor", and to credit and/or debit the same such account.

Depositor name (Bank name)

Address:

City, State and Zip or Postal Code:

Phone Number:

Fax Number:

Bank Service Representative:

Transit Number/ CityplaceABA Number:

Account Number:

This authority is to remain in full force and effect until Company has received written notification from Agent.

By:                                       i2c, Inc.
        (Please Print)

Title:

Signed:                                   Signed: _____________________

Date:                                     Date: _______________________

PLEASE ATTACH A VOIDED CHECK OR DEPOSIT SLIP TO THIS FORM. WE NEED THIS TO GET THE ACTUAL ROUTING AND ACCOUNT NUMBERS.

Please staple voided check below: